MANNING & NAPIER, INC.
2011 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT
AGREEMENT, dated as of the date set forth in your Notice of Grant, between Manning & Napier, Inc., a Delaware corporation (the “Company”), Manning & Napier Group, LLC, a Delaware limited liability company (“MN Group”), and the individual (the “Participant”) identified in the notice of restricted stock unit award grant ( the “Notice of Grant”) delivered to Participant.
W I T N E S S E T H:
WHEREAS, the Company adopted the Manning & Napier, Inc. 2011 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of Stock-Based Awards, including, but not limited to, restricted stock units (“RSUs”) or restricted stock shares (“RSSs” and together with the “RSUs”, the “Stock Grant”) pursuant to which Participants may receive shares of Class A common stock, $.01 par value (“Class A Stock”) upon the vesting of the RSUs; and
WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to make the Stock Grant documented herein and as managing member of MN Group caused MN Group to take the necessary steps to comply with terms and conditions herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1    Definitions. Capitalized terms not defined in this Award Agreement shall have the meaning ascribed to such terms in the Plan.
2    Stock Grant. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, the number of interests contained in the Stock Grant (the “Award”), as indicated in the Notice of Grant. MN Group will issue supporting units on a one-for-one basis to the Company for each Award hereunder, either at the time of vesting for RSUs or at the time of grant for RSSs. Upon termination of an Award, any such issued units to MNI shall be forfeited back to MN Group to the extent unvested.
3    Status of RSUs and Stock Grant. Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Award Agreement, one share of Class A Stock (the “Share” or “Shares” as the context requires) (or securities or other property equal to the Fair Market Value thereof) on the Scheduled Vesting Date as defined herein. Each RSS shall consist of dividend paying, restricted Class A Stock, subject to the Scheduled Vesting Date as defined herein. Such Class A Stock will be restricted from transfer during the vesting period and will be held on behalf of the Participant at the Transfer Agent until the Scheduled Vesting Date.

4    Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the RSUs and RSSs covered by the Award shall vest as of the date(s) set forth in the Notice of Grant (the “Scheduled Vesting Date”) provided that the Participant continues to provide services or to be in a service relationship with the Company, or one of its Affiliates (“Service”), as of the Scheduled Vesting Date, provided further that upon the death of any Participant 100% vesting shall occur.1 Notwithstanding the foregoing, if the Scheduled Vesting Date occurs at a time when the tax deduction with respect to the payout of Shares to the Participant would be limited or eliminated by Section 162(m) of the Code, the vesting of the RSUs and the delivery of the Shares with respect thereto shall be deferred by the Company under the circumstances described in Section 409A of the Code until the earliest date that the Company reasonably anticipates that the deduction or payment of Shares will not be limited or eliminated.
5    Termination of Stock Grant.
(a)    Except as otherwise provided in this Section 5, the Stock Grant, to the extent not previously vested, shall terminate and become null and void upon the Participant’s ceasing for any reason to provide Services.
(b)    In the sole discretion of the Committee (a “Committee Election”) and without any further action by or on behalf of the Participant, upon a termination of Services, the Stock Grant, to the extent not previously vested, may become vested and the Company in such case shall deliver (or cause to be delivered) the Shares with respect thereto.

(c)    Clawback. If the Company’s Board of Directors or the Compensation Committee determines, in its sole discretion, that Participant engaged in fraud or misconduct as a result of which the Company is required to, or decided to, restate its financial statements, the Committee may, in its sole discretion, impose any or all of the following:

(x)
Immediate expiration of the Stock Grant, whether vested or not, if granted within the first 12 months after issuance or filing of any financial statement that is being restated (the “Recovery Measurement Period”); and

(y)
Payment or transfer to the Company of the Gain from the Stock Grant, where the “Gain”consists of the greatest of (i) the value of the Stock Grant on the applicable Grant Date pursuant to Section 2 above within the Recovery Measurement Period, (ii) the value of Stock Grant received during the Recovery Measurement Period, as determined on the date of the request by the Committee to pay or transfer, (iii) the gross (before tax) proceeds you received from any sale of the Shares during the Recovery Measurement Period, and (iv) if transferred without sale during the Recovery Measurement Period, the value of the Shares when so transferred. The amount paid or transferred to the Company shall be adjusted to reflect any adjustment to the number of Shares finally awarded after application of the “Adjustments” provisions above.

This remedy is in addition to any other remedies that the Company may have available in law or equity.

Payment is due in cash or cash equivalents within 10 days after the Committee provides written notice to you that it is enforcing this provision. Payment will be calculated on a gross basis, without reduction for taxes or commissions. The Company may, but is not required to, accept retransfer of Shares in lieu of cash payments.

6    Non−Transferability of Stock Grant. The RSUs, and any interest therein, shall not be assignable or transferable by the Participant. The RSSs shall not be transferable by the Participant prior to the Scheduled Vesting Date, and thereafter transferability shall be subject to Section 10 below. The Stock Grant shall terminate and become null and void immediately upon (i) the bankruptcy of the Participant, (ii) the Participant’s termination of Services (other than in connection with a Committee Election upon a termination of Services by reason of the Participant’s death), or (iii) any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the RSUs.
7    No Special Rights. Neither the granting of the Stock Grant nor its vesting shall be construed to confer upon the Participant any right with respect to the continuation of his or her service with the Company (or any Affiliate of the Company) or interfere in any way with the right of the Company (or any Affiliate of the Company), subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.
8    Representation. The Participant represents and warrants that he or she understands the Federal, state and local income tax consequences of the granting of the Stock Grant to him or her and the vesting thereof. To the extent that the Company is required to withhold any such taxes, then, unless both the Participant and the Committee have otherwise agreed upon alternate arrangements, the Participant hereby agrees that the Company may deduct from any payments of any kind otherwise due to the Participant the aggregate amount of such Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to the Participant, then, the Participant agrees to provide the Company with cash funds or make other arrangements satisfactory to the Committee regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee.
9    Noncompete; Nonsolicitation.
(a)    In consideration of the granting of the Award, the Participant agrees that during the entire term of the Noncompete Period (as defined below), the Participant shall not, directly or indirectly, engage in or become interest in, as owner, shareholder, partner, lender, investor, director, officer, employee, consultant, agent, representative or otherwise, any Person engaged in any business competitive with that of the Company, MN Group or their Affiliates. Notwithstanding the foregoing, the Participant shall not be deemed to have breached this Section 9 by reason of purchasing stock in a corporation whose shares are listed on the New York Stock Exchange or quoted on NASDAQ, provided that the Participant’s beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any class of equity securities in any such corporation is less than 5% of the aggregate number of outstanding shares of such class.
(b)    In consideration of the granting of the Award, the Participant agrees that during the entire term of the Noncompete Period, the Participant shall not, directly or indirectly, solicit any Person who is a Prospect of the Company, MN Group or their Affiliates to become an investment advisory, financial brokerage, insurance brokerage, health consulting, employer benefits, employee benefits or similar client of the Participant or any other Person.
(c)    The Participant acknowledges and agrees that the covenants set forth in this Section 9 are reasonable and necessary for the protection of the Company and MN Group. The Participant further agrees that irreparable injury will result to the Company and MN Group in the event of any breach of the terms of Section 9, and that in the event of any actual or threatened breach of any of the provisions contained in Section 9, the Company and MN Group will have no adequate remedy at law. The Participant accordingly agrees that in the event of any actual or threatened breach by the Participant of any of the provisions contained in Section 9, the Company or MN Group shall be entitled to seek such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction, without the necessity of showing actual monetary damages and without posting any bond or other security. If any provision of this Section 9 is determined by a court of competent jurisdiction to be not enforceable in the manner set forth herein, the Participant agrees that it is the intention of the parties that such provision should be enforceable to the maximum extent permitted by law.
(d)    For purposes of this Section 9, the term “Noncompete Period” means the period from the date the Participant commenced Service with the Company, MN Group or their Affiliates through the date that is twenty-four (24) months after his or her termination of Service with the Company or its Affiliates. For purposes of this Section 9, the term “Prospect” means any Person (i) who is on MN Group’s monthly marketing group meeting list of prospects issued during the twelve months prior to termination of Service; (ii) who is on the monthly, quarterly, or semiannual list of prospects submitted to MN Group’s products group manager (or Person fulfilling such function) issued in the twelve months prior to termination of Service, (iii) who is on MN Group’s internal list of prospects, or similar books and records, that each sales representative or client consultant (or their support staff) maintains in the twelve months prior to termination of Service; or (iv) who has met with sales or marketing personnel of the Company, MN Group or their Affiliates more than two times in the six months prior to termination of Service regarding the services provided by the Company, MN Group or their Affiliates.
(e)    The Participant acknowledges and agrees that the provisions of this Section 9 shall survive and be enforceable by the Company or MN Group after the Participant ceases to be an employee of the Company, MN Group or any of their Affiliates.

10    Stock Retention. The Participant acknowledges and agrees that the Shares to be delivered upon vesting of the Stock Grant shall be subject to the Company’s stock retention policy (the “Policy”) such that during the calendar year in which the Scheduled Vesting Date occurs the Participant may only sell, dispose or otherwise transfer up to seventy percent (70%) of the number of Shares delivered and that, subject to the Policy, the Participant shall not be required to hold the remaining Shares for a period greater than five (5) years after the Scheduled Vesting Date. In the event that the Participant fails to comply with the stock retention requirements of this Section 10 and the Policy, the Participant shall be subject to such disciplinary action as the Committee determines, in its sole discretion, to be appropriate under the circumstances, including, but not limited to, termination of employment.
11    RSUs Provide No Rights of Stockholder. The Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to the RSUs except to the extent that the Shares have been delivered to the Participant on the Scheduled Vesting Date with respect thereto.
12    Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, Attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.
13    Incorporation of Plan by Reference. The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Award Agreement, the Plan shall govern. The Committee shall interpret and construe the Plan and this Award Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.
14    Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.
15    Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
16    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to its principles of conflicts of law. In the event any provision of this Award Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or this Award Agreement overall, which shall remain in full force and effect as if the Award Agreement had been absent the invalid, illegal or unenforceable provision or portion thereof.

[SIGNATURE PAGE TO FOLLOW]
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and by electronically accepting the Notice of Grant in accordance with the instructions in such notice, Participant will be deemed a party to, and legally bound by the terms of, this Agreement.
MANNING & NAPIER, INC.

By: ____________________________________
    Name:
    Title:

MANNING & NAPIER GROUP, LLC

By:______________________________________
Name:
Title:

PARTICIPANT

By electronically accepting the Notice of Grant in accordance with the instructions in such notice, Grantee will be deemed a party to, and legally bound by the terms of, this Agreement.
Exhibit A

2011 Equity Compensation Plan